U.S. SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549


                       FORM 8-K



               Current Report Pursuant
            to Section 13 or 15(d) of the
           Securities Exchange Act of 1934


           Date of Report  June 25, 1996

           GENERAL PARCEL SERVICE, INC.
(Exact Name of Small Business Issuer in Its Charter)


                State of Florida
(State or Other Jurisdiction of Incorporation)



   		33-30123-A	  			 	       59-2576629
(Commission File Number)  (I.R.S. Employer
                            Identification No.)



8923 Western Way, Suite 22     Jacksonville, FL   32256
(Address of Principal Executive Offices)	      (Zip Code)


                (904) 363-0089
       (Registrant's Telephone Number)

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ITEM 5.  OTHER EVENTS

On June 25, 1996, the Registrant issued 60,000 shares of its authorized Class A Series 2 Preferred Stock to an affiliate of the Chairman of the Board of the Registrant for a total purchase price of $1,500,000 or $25.00 per share. Proceeds from the preferred stock issuance will be used to fund working capital requirements.

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL PARCEL SERVICE, INC.

By:      (Signed)
   ------------------------
   E. Hoke Smith, Jr., President

Date:    July 9, 1996
    -----------------------